                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

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                              AMENDED AND RESTATED
                          PLEDGE AND SECURITY AGREEMENT

                            dated as of May 15, 1998

                                      among

                            THE PLEDGORS NAMED HEREIN

                                       and

                          BANK ONE TRUST COMPANY, N.A.,
                               as Collateral Agent

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                                TABLE OF CONTENTS

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                                                                                                  Page
                                                                                                  ----
ARTICLE I DEFINITIONS....................................................................          2
   SECTION 1.01. Terms Defined in the Collateral Agency Agreement........................          2
   SECTION 1.02. Definition of Certain Terms Used Herein.................................          2
   SECTION 1.03. UCC Definitions.........................................................          3
   SECTION 1.04. Rules of Interpretation.................................................          3

ARTICLE II PLEDGE........................................................................          4
   SECTION 2.01. Grant and Pledge........................................................          4
   SECTION 2.02. Delivery of the Collateral; Intercompany Obligations....................          4
   SECTION 2.03. Registration in Nominee Name; Denominations.............................          5
   SECTION 2.04. Voting Rights; Dividends and Interest, Etc..............................          5
   SECTION 2.05. Security Interests Absolute.............................................          7
   SECTION 2.06. Release of Collateral...................................................          8
   SECTION 2.07. Continuing Liability of the Pledgor.....................................          8

ARTICLE III REPRESENTATIONS AND WARRANTIES...............................................          8
   SECTION 3.01. Credit Agreement and Note Agreements....................................          8
   SECTION 3.02. Pledged Securities......................................................          9
   SECTION 3.03. Validity, Perfection and Priort of Security Interests...................          9
   SECTION 3.04. Place of Business; Location of Collateral...............................         10
   SECTION 3.05. Effectiveness...........................................................         10

ARTICLE IV COVENANTS.....................................................................         10
   SECTION 4.01. Perfection of Security Interests........................................         10
   SECTION 4.02. Further Actions.........................................................         10
   SECTION 4.03. Change of Name, Identity or Structure...................................         11
   SECTION 4.04. Place of Business and Collateral........................................         11
   SECTION 4.05. Maintenance of Records..................................................         12
   SECTION 4.06. Compliance with Laws, Etc...............................................         12
   SECTION 4.07. Payment of Taxes, Etc...................................................         12
   SECTION 4.08. Limitation on Liens on Collateral.......................................         12
   SECTION 4.09. Limitations on Dispositions of Collateral...............................         12
   SECTION 4.10. Notices.................................................................         12
   SECTION 4.11. Change of Law...........................................................         13
   SECTION 4.12. Additional Interests....................................................         13
   SECTION 4.13. Certain Liabilities.....................................................         13
   SECTION 4.14. Reimbursement Obligation................................................         13
   SECTION 4.15. Further Approvals.......................................................         13

ARTICLE V REMEDIES; RIGHTS UPON DEFAULT..................................................         14
   SECTION 5.01. UCC Rights..............................................................         14
   SECTION 5.02. Sale of Collateral......................................................         14
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                                        i

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
   SECTION 5.03. Additional Rights of the Collateral Agent...............................         15
   SECTION 5.04. Securities Act, Etc.....................................................         16
   SECTION 5.05. Remedies Not Exclusive..................................................         18
   SECTION 5.06. Waiver and Estoppel.....................................................         18
   SECTION 5.07. Power of Attorney.......................................................         18

ARTICLE VI MISCELLANEOUS.................................................................         20
   SECTION 6.01. Notices.................................................................         20
   SECTION 6.02. Survival of Agreement...................................................         20
   SECTION 6.03. Counterparts, Effectiveness.............................................         20
   SECTION 6.04. Waivers; Amendment......................................................         20
   SECTION 6.05. Supplemental Agreement..................................................         21
   SECTION 6.06. Assignments.............................................................         21
   SECTION 6.07. Savings Clause..........................................................         21
   SECTION 6.08. GOVERNING LAW...........................................................         21
   SECTION 6.09. Entire Agreement........................................................         21
   SECTION 6.10. Headings................................................................         22
   SECTION 6.11. Collateral Agent's Fees and Expenses; Indemnification...................         22
   SECTION 6.12. Submission to Jurisdiction..............................................         22

Schedules

Schedule 1 Chief Executive Office and Principal Place of Business; Locations of Records of Receivables and General Intangibles
Schedule 2  Pledged Securities
Schedule 3  Intentionally Omitted
Schedule 4  Required Filings and Records

         AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT dated as of May 15, 1998 (this "Agreement"), among (i) Robbins & Myers, Inc., an Ohio corporation (the "Borrower"), (ii) the Domestic Subsidiaries listed on the signature pages hereof and such other Domestic Subsidiaries as shall become parties hereto in accordance with Section 6.05 hereof (such listed Domestic Subsidiaries, together with the Borrower, being referred to herein individually as a "Pledgor" or collectively as the "Pledgors") and (iii) Bank One Trust Company, N.A., as Collateral Agent (in such capacity, the "Collateral Agent") under the Collateral Agency Agreement (as defined herein). This Agreement is an amendment and restatement of the Pledge and Security Agreement dated as of November 26, 1996 among the Borrower, the subsidiaries named therein as grantors and Bank One, N.A. (f/k/a Bank One, Dayton, N.A.), as Administrative Agent for the Lenders (as defined herein), and not a novation or discharge of the obligations of the Borrower or the grantors thereunder.

         Reference is made to (a) the Amended and Restated Credit Agreement dated as of November 25, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders (collectively, the "Lenders"), Bank One, N.A., as Administrative Agent, and NationsBank, N.A., as Documentation and Syndication Agent and (b) the $70,000,000 6.755% Senior Notes, Series A, due May 1, 2008 (the "Series A Notes") and the $30,000,000 6.835% Senior Notes, Series B, due May 1, 2010 (the "Series B Notes"; the Series B Notes, together with the Series A Notes, and together with all other securities issued in substitution therefor or replacement thereof under the Note Agreements, the "Senior Notes") of the Borrower issued to certain institutional investors (the "Purchasers") under the separate and several Note Purchase Agreements each dated as of May 1, 1998, between the Borrower and the Purchasers (as amended, modified or supplemented from time to time, collectively, the "Note Agreements").

         The Lenders and the Swingline Lender have respectively agreed to extend credit to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions set forth in, the Credit Agreement; the Purchasers have respectively agreed to purchase the Senior Notes pursuant to, and upon the terms and conditions set forth in, the Note Agreements. The obligations of the Lenders and the Swingline Lender to extend credit and of the Issuing Bank to issue Letters of Credit under the Credit Agreement and the obligations of the Purchasers to purchase the Senior Notes under the Note Agreements are conditioned on, among other things, the execution and delivery by the Borrower and the Pledgors of this Agreement. As consideration therefor and in order to induce the Lenders to make Loans and for the Issuing Bank to issue Letters of Credit and the Purchasers to purchase the Senior Notes under the Note Agreements, the Pledgors are willing to execute and deliver this Agreement.

         Accordingly, the Pledgors and the Collateral Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Terms Defined in the Collateral Agency Agreement. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Intercreditor and Collateral Agency Agreement dated as of May 15, 1998, among the Borrower, the Domestic Subsidiaries listed on the signature pages thereto, the Collateral Agent, the Lenders, the Noteholders, Bank One, N.A., as Administrative Agent, and NationsBank, N.A., as Documentation and Syndication Agent (the "Collateral Agency Agreement").

         SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Collateral" shall have the meaning assigned to such term in Section 2.01.

         "Event of Default" shall mean an "Event of Default" as defined in the Credit Agreement or an "Event of Default" as defined in the Note Agreements.

         "General Intangibles" of any Pledgor shall mean (a) all Capital Stock of any Subsidiary now owned or hereafter acquired by such Pledgor; provided, that, no shares of Capital Stock of any issuer organized in a jurisdiction outside of the United States of America shall be included hereunder to the extent that the aggregate amount of shares of Capital Stock of such issuer pledged hereunder would exceed 65% of such issuer's issued and outstanding Capital Stock for so long as the pledge of any greater percentage would have adverse tax consequences for the Borrower and (b) all dividends, liquidating dividends, distributions, options, rights to subscribe, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock referenced in clause (a) above (and all contract rights to receive any of the foregoing) and (c) all rights of such Pledgor (including all causes in action and causes of action) under all agreements that in any way relate to the Capital Stock.

         "Pledged Debt" of any Pledgor shall mean (a) the Intercompany Notes payable to such Pledgor and (b) all payments of principal or interest, cash, instruments or other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the Intercompany Notes referred to in clause (a) above.

         "Pledged Securities" of any Pledgor shall mean the Pledged Debt and the Pledged Shares of such Pledgor.

         "Pledged Shares" of any Pledgor shall mean (a) the shares of Capital Stock listed and described with respect to such Pledgor in Schedule 2 hereto, and the certificates representing such Capital Stock, (b) all additional shares of Capital Stock of any issuer of the Pledged Shares from time to time acquired by any Pledgor in any manner and all shares of Capital Stock of any Domestic Subsidiary, any Foreign Subsidiary that is a Restricted Subsidiary, and other person hereafter acquired by any Pledgor (which shares shall be considered to be Pledged Shares under this Agreement), together in each case with the certificates representing such additional shares,

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and (c) all dividends, liquidating dividends, stock dividends, distributions, stock rights, options, rights to subscribe, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such listed shares referenced in clause (a) above or such additional shares referenced in clause (b) above; provided, that, no shares of Capital Stock of any issuer organized in a jurisdiction outside of the United States of America shall be included hereunder to the extent that the aggregate amount of shares of Capital Stock of such issuer pledged hereunder would exceed 65% of such issuer's issued and outstanding Capital Stock for so long as the pledge of any greater percentage would have adverse tax consequences for the Borrower.

         "Proceeds" of any Pledgor shall mean all proceeds (as defined in the UCC), including (a) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral of such Pledgor and any property into which any of the Collateral of such Pledgor is converted, whether cash or non-cash, and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral of such Pledgor.

         "Secured Obligations" of any Pledgor shall mean (a) in the case of the Borrower (i) all Obligations and (ii) all obligations of the Borrower in respect of the full and prompt payment of the principal of, premium, if any, and interest on the Senior Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption, or prepayment, by extension or by acceleration, declaration or otherwise, including (to the extent legally enforceable) interest due on over due payments of principal, premium, if any, or interest at the rate set forth in the Senior Notes and all other obligations, monetary or otherwise, under the Note Agreements, the Collateral Documents or any agreement executed and delivered by the Borrower pursuant to the Note Agreements or the Collateral Documents, (b) in the case of a Pledgor that is a Subsidiary, all amounts now and hereafter payable by that Subsidiary as a Guarantor under the Guarantee Agreement and (c) in the case of any Pledgor, all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcing any rights of the Collateral Agent and the other Secured Parties against such Pledgor under this Agreement.

         "UCC" shall mean at any time the Uniform Commercial Code as the same may from time to time be in effect in the State of Ohio; provided, that, if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Ohio, then, as to the validity or perfection of such security interest, "UCC" shall mean the Uniform Commercial Code in effect in such other jurisdiction.

         SECTION 1.03. UCC Definitions. The uncapitalized terms "contract right," "instrument," "general intangible," "money" and "proceeds," as used in
Section 1.02 or elsewhere in this Agreement shall have the meanings ascribed thereto in the UCC.

         SECTION 1.04. Rules of Interpretation. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be

                                       3

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deemed references to Articles and Sections of, and Exhibits and Schedules to,
the this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II

                                     PLEDGE

         SECTION 2.01. Grant and Pledge. As security for the punctual payment or performance, as the case may be, of the Secured Obligations of such Pledgor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms hereof, each Pledgor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Pledgor's right, title and interest in, to and under the following whether now existing or hereafter acquired (all of which are herein sometimes collectively referred to as the "Collateral"):

                  (i)      all Pledged Securities of such Pledgor;

                  (ii)     all General Intangibles of such Pledgor; and

                  (iii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, whether existing on the date hereof or hereafter arising.

         TO HAVE AND TO HOLD the Collateral, together with all, right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 2.02. Delivery of the Collateral; Intercompany Obligations. (a) Each Pledgor shall deliver original certificates and other instruments evidencing all Pledged Securities of such Pledgor listed on Schedule 2 hereto to the Collateral Agent contemporaneously with its execution hereof, duly endorsed in a manner satisfactory to the Collateral Agent. Upon delivery to the Collateral Agent, (i) the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by each applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule 2 and made a part hereof. Each schedule so delivered as to any Pledgor shall supersede any prior schedules so delivered as to such Pledgor.

         (b) Each Pledgor agrees to promptly deliver or cause to be delivered to the Collateral Agent from time to time after the execution hereof any and all other Pledged Securities held by such Pledgor, and any and all other certificates or other instruments or documents representing the Collateral.

         (c) Each Pledgor will cause any obligations in respect of borrowed money or similar advances owed to such Pledgor from any Subsidiary to be evidenced by a duly executed Intercompany Note which is pledged and delivered to the Collateral Agent pursuant to the terms hereof. Nothing herein shall be construed as implying that any loan, advance or other investment by any Pledgor is permitted under the Credit Agreement or the Note Agreements.

         SECTION 2.03. Registration in Nominee Name; Denominations. The Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent, provided, that it is understood that the Collateral Agent shall not have the right to cause a reissuance of the Pledged Securities in its own name or the name of its nominee until after the occurrence of an Event of Default. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in its name. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations (representing in the aggregate the same number of Pledged Securities) for any purpose consistent with this Agreement.

         SECTION 2.04. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified any Pledgor that its rights under this
Section 2.04 are being suspended:


                  (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement, the other Loan Documents and the Note Agreements; provided, that, such action would not materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of the Collateral Agent or any of the Secured Parties under this Agreement or the Credit Agreement, any other Loan Document or the Note Agreements or the ability of the Collateral Agent or any of the Secured Parties to exercise the same.

                  (ii) The Collateral Agent shall execute and deliver to any applicable Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and principal paid in cash on the Pledged Securities pledged by it to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement,

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

         the other Loan Documents, the Note Agreements and applicable laws. Other than (A) pursuant to the first sentence of this paragraph
         (a)(iii) or (B) pursuant to a distribution or transfer of any of the assets of a Subsidiary to any Pledgor in a transaction permitted under the Credit Agreement and the Note Agreements, all noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions made on or in respect of Pledged Securities of such Pledgor, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by such Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart, therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified any Pledgor of the suspension of its rights under paragraph (a)(iii) above, then all rights of such Pledgor to dividends, interest and principal payments which such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividend, interest and principal payments. All dividends, interest and principal which are received by any Pledgor contrary to the provisions of this Section
2.04 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph

         (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with Section 4 of the Collateral Agency Agreement.

         (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified any Pledgor of the suspension of its rights under paragraph (a)(i) above, then all rights of such Pledgor to exercise the voting and consensual rights and powers which such Pledgor is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.04, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.04, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

         (d) Any notice given by the Collateral Agent to any Pledgor suspending its rights under paragraph (a) above (i) may be given by telephone if promptly confirmed in writing and (ii) may suspend the rights of such Pledgor under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

         SECTION 2.05. Security Interests Absolute. All rights of the Collateral Agent and the Secured Parties hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing and to the fullest extend permitted under applicable law, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Secured Obligation, any Note, any Senior Note or any other document evidencing or securing such Secured Obligation, by operation of law or otherwise;

                  (b) any modification or amendment or supplement to the Credit Agreement, any Note, any Senior Note, any Note Agreement or any other document evidencing or securing any Secured Obligation;

                  (c) any release, non-perfection or invalidity of any direct or indirect security for any Secured Obligation;

                  (d) any change in the existence, structure or ownership of the Borrower, such Pledgor or any other Pledgor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, such Pledgor or any other Pledgor or its assets or any resulting disallowance, release or discharge of all or any portion of the Secured Obligations;

                  (e) the existence of any claim, set-off or other right which such Pledgor may have at any time against the Borrower, any other Pledgor, the Collateral Agent, any Secured Party or any other corporation or person, whether in connection herewith or any unrelated transactions;

                  (f) any invalidity or unenforceability for any reason of any Secured Obligation relating to or against the Borrower, any other Pledgor, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, such Pledgor or any other Pledgor of the Secured Obligations;

                  (g) any failure by the Collateral Agent or any Secured Party (i) to file or enforce a claim against the Borrower or any other Pledgor or its estate (in.a bankruptcy or other proceeding), (ii) to give notice of the existence, creation or incurrence by the Borrower or any other Pledgor of any new or additional indebtedness or obligation under or with respect to the Secured Obligations, (iii) to commence any action against the Borrower or any other Pledgor, (iv) to disclose to such Pledgor any facts which the Collateral Agent or any Secured Party may now or hereafter know with regard to the Borrower or any other Pledgor or (v) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations; or

                  (h) any other act or omission to act or delay of any kind by the Borrower, any other Pledgor, the Collateral Agent, any other Secured Party or any other person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of such Pledgor's obligations hereunder.

         SECTION 2.06. Release of Collateral. Upon (a) the indefeasible payment in full in cash of all of the Secured Obligations, (b) the termination of the Commitments, (c) the cancellation or expiration of all Letters of Credit and the reimbursement in full of all Letter of Credit Disbursements and (d) the satisfaction by each Pledgor of all terms and conditions hereof, of the Credit Agreement, the Notes, the Senior Notes, the Note Agreements, the Collateral Documents and of all other documents or agreements governing the Secured Obligations applicable to such Pledgor, the Collateral Agent will (as soon as reasonably practicable after receipt of notice from such Pledgor requesting the sanxe, but at the expense of such Pledgor) execute and send to such Pledgor, (a) for each filing made under Section 4.01 or 4.02 to perfect the security interests granted to the Collateral Agent and the Secured Parties hereunder, a termination statement prepared by such Pledgor to the effect that the Collateral Agent and the other Secured Parties no longer claim a security interest under such filing and (b) all documents and instruments previously pledged to the Collateral Agent hereunder.

         SECTION 2.07. Continuing Liability of the Pledgor. Anything herein to the contrary notwithstanding, each Pledgor shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral, and shall do nothing to impair the security interests herein granted. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any Collateral, nor shall the Collateral Agent or any Secured Party be required to perform or fulfill any of the obligations of any Pledgor with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, neither the Collateral Agent nor any Secured Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party's obligations with respect to the Collateral.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each Pledgor represents, warrants and covenants to and with the Collateral Agent and each of the Secured Parties that:

         SECTION 3.01. Credit Agreement and Note Agreements. All representations and warranties contained in the Credit Agreement and each of the Note Agreements that relate to such Pledgor are true and correct. Such Pledgor agrees to comply with each of the covenants contained in the Credit Agreement and each of the Note Agreements that imposes or purports to impose restrictions or obligations on such Pledgor. Such Pledgor acknowledges that any default in the due observance or performance by such Pledgor of any covenant, condition or agreement contained herein may constitute an Event of Default as provided in
Article VII of the Credit

Agreement and Section 11 of the Note Agreements. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

         SECTION 3.02. Pledged Securities. All Pledged Securities have been duly authorized and validly issued by the issuers thereof and are fully paid and nonassessable. Each Pledgor owns good and valid title to all the outstanding Pledged Securities listed on Schedule 2 hereto with respect to such Pledgor, free and clear of all Liens, other than the Liens of the Collateral Documents, of every kind, whether absolute, matured, contingent or otherwise. None of the Pledged Securities is subject to options to purchase, rights of first refusal or similar rights of any person. No Pledgor is nor will become A party to or otherwise bound by any agreement, shareholders agreement, partnership agreement, operating agreement, charter or by-law provision or contractual restriction other than this Agreement, which restricts, prohibits, impairs or delays in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto, the pledge of Collateral hereunder or the sale or disposition of Collateral pursuant hereto after the occurrence of an Event of Default or the exercise by the Collateral Agent of its rights and remedies hereunder. The Pledged Securities constitute and will at all times constitute 100% of the Capital Stock of each Subsidiary of the Pledgor (except for smaller percentages set forth on Schedule 3.08 of the Credit Agreement and Schedule 5.4 of the Note Agreements or as may be otherwise expressly permitted by the Credit Agreement and the Note Agreements); provided, that, with respect to any Foreign Subsidiary that is a Restricted Subsidiary, the Pledged Securities shall constitute 65% of the Capital Stock of such Foreign Subsidiary to the extent, and for so long as, the pledge of any greater percentage would have adverse tax consequences for such Pledgor. Each Pledgor (i) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien of this Agreement), however arising, of all persons whomsoever. No consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledges effected hereby.

         SECTION 3.03. Validity, Perfection and Priort of Security Interests.
(a) By complying with Section 4.01 and by delivering all certificates or instruments, if any, representing or evidencing the Collateral to the Collateral Agent, each Pledgor will have created a valid and duly perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties as security for the due and punctual payment and performance of all Secured Obligations of such Pledgor in all Collateral and identifiable Proceeds of such Collateral, as to which a security interest may be perfected by (i) filing UCC financing statements and (ii) possession, which security interest would be prior to the claims of the trustee in bankruptcy under Section 544(a) of Title 11 of the United States Bankruptcy Code. Continuing compliance by each Pledgor with the provisions of Section 4.02 will also (i) create and duly perfect valid security interests in all Collateral acquired by any Pledgor or otherwise coming into existence after the date hereof and in all identifiable Proceeds of such Collateral as security for the due and punctual payment of all Secured Obligations and (ii) cause such security interests in all Collateral and in all Proceeds which are (A) identifiable cash Proceeds of Collateral covered by financing statements required to be filed hereunder and (B) identifiable Proceeds in which a security interest may be perfected by such filing under the UCC, to be duly perfected under the UCC, in each case prior to the claims of a trustee in bankruptcy under the United States Bankruptcy Code.

         (b) The security interests of the Collateral Agent and the other Secured Parties in the Collateral rank first in priority. Other than financing statements or other similar documents perfecting the security interests of the Collateral Agent, no financing statements or similar documents covering all or any part of the Collateral are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any person (other than such Pledgor) asserting any claim thereto or security interest therein.

         SECTION 3.04. Place of Business; Location of Collateral. Schedule 1 correctly sets forth (a) each Pledgor's chief executive office and principal place of business and (b) the offices of each Pledgor where records concerning the General Intangibles are kept.

         SECTION 3.05. Effectiveness. The pledge and grant effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein.

                                   ARTICLE IV

                                    COVENANTS

         Each Pledgor covenants and agrees with the Collateral Agent that until all the Secured Obligations have been indefeasibly paid in fall in cash, the Commitments have been terminated, all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been reimbursed in full and all terms and conditions hereof, the Credit Agreement, the other Loan Documents, the Senior Notes, the Note Agreements and all other documents or agreements governing the Secured Obligations have been satisfied, each Pledgor will comply with the following:

         SECTION 4.01. Perfection of Security Interests. Such Pledgor will, at its own expense, cause all filings and recordings and other actions specified on
Schedule 4 with respect to such Pledgor to have been completed and filed on or prior to the Closing Date.

         SECTION 4.02. Further Actions. (a) At all times after the Closing Date, such Pledgor will, at its own expense, comply with the following:

                  (i) as to all General Intangibles and Pledged Securities of such Pledgor, it will cause UCC financing statements and continuation statements to be filed and to be on file in all applicable jurisdictions as required to perfect the security interests granted to the Collateral Agent and the Secured Parties hereunder, to the extent that applicable law permits perfection of a security interest by filing under the UCC;

                  (ii) as to all Proceeds of such Pledgor, it will cause all UCC financing statements and continuation statements filed in accordance with clause (i) above to include a statement or a checked box indicating that Proceeds of all items of Collateral described therein are covered; and

                  (iii) as to any Capital Stock hereafter acquired by such Pledgor, such Pledgor will immediately pledge and deliver the corresponding certificates as contemplated by this Agreement (i.e., 100% of all Capital Stock of an issuer organized under the laws of the United States and 65% of the Capital Stock of an issuer organized in a jurisdiction outside the United States for so long as the pledge of any greater percentage would have adverse tax consequences to the Borrower), or other instruments, if applicable, to the Collateral Agent for the benefit of the Secured Parties as part of the Pledged Securities duly endorsed in a manner satisfactory to the Collateral Agent or accompanied by instruments of transfer satisfactory to the Collateral Agent.

         (b) Such Pledgor will, from time to time and at its own expense, execute, deliver, file or record such financing statements pursuant to the UCC and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the security interests, to enable the Collateral Agent and the Secured Parties to obtain the full benefits of this Agreement or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral.

         (c) To the fullest extent permitted by law, such Pledgor authorizes the Collateral Agent (i) to sign and file financing and continuation statements and amendments thereto with respect to the Collateral without its signature thereon and (ii) to the extent permissible by applicable law, file this Agreement in any UCC filing jurisdiction as a financing statement with respect to the Collateral. In furtherance of the foregoing, such Pledgor hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or in its own name, from time to time in the Collateral Agent's reasonable discretion, to execute, deliver, file or record financing statements pursuant to the UCC as may be necessary or desirable in order to create, preserve, perfect, confirm or validate the security interests.

         SECTION 4.03. Change of Name, Identity or Structure. Such Pledgor will not change its name, identity or corporate structure in any manner and will not conduct its business under any trade, assumed or fictitious name unless expressly permitted by the Credit Agreement and the Note Agreements and unless it shall have given the Collateral Agent at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend any financing statement or continuation statement relating to the security interests granted hereby in order to preserve such security interests and to effectuate or maintain the priority thereof against all persons.

         SECTION 4.04. Place of Business and Collateral. Such Pledgor will not change the location of its chief executive office unless, prior to such change, it notifies the Collateral Agent of such change, makes all UCC filings required by Section 4.02 and takes all other action necessary or that the Collateral Agent may reasonably request to preserve, perfect, confirm and protect the security interests granted hereby.

         SECTION 4.05. Maintenance of Records. Pledgor will keep and maintain at its own cost and expense complete books and records relating to the Collateral of such Pledgor which are reasonably satisfactory to the Collateral Agent, including a record of all payments received and all credits granted with respect to the Collateral of such Pledgor and all of its other dealings with such Collateral. Such Pledgor will provide the Collateral Agent with reasonable access to or copies of such records promptly upon Collateral Agent's request therefor.

         SECTION 4.06. Compliance with Laws, Etc. Such Pledgor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Collateral or any part thereof or to the operation of such Pledgor's business; provided, that, such Pledgor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the reasonable judgment of the Collateral Agent adversely affect the Collateral Agent's rights or the first priority of its security interest in the Collateral.

         SECTION 4.07. Payment of Taxes, Etc. Such Pledgor will pay promptly when due all taxes, assessments and other governmental charges or levies imposed upon the Collateral of such Pledgor or in respect of its income or profits therefrom, and all claims of any kind; provided, that, no such tax, assessment, charge or claim need be paid or reimbursed if the validity thereof is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of such Pledgor.

         SECTION 4.08. Limitation on Liens on Collateral. Such Pledgor will not create, permit or suffer to exist, but will defend the Collateral of such Pledgor and such Pledgor's rights with respect thereto against and take such other action as is necessary to remove, any security interest, encumbrance, claim or other Lien in respect of the Collateral of such Pledgor other than the security interests created hereunder.

         SECTION 4.09. Limitations on Dispositions of Collateral. Such Pledgor will not directly or indirectly (through the sale of stock, merger or otherwise) sell, transfer, lease or otherwise dispose of any of the Collateral of such Pledgor, or attempt, offer or contract to do so, except in each case as expressly permitted under the Credit Agreement or the Note Agreements. The inclusion of Proceeds of the Collateral under the security interest granted hereby shall not be deemed a consent by the Collateral Agent to any sale or disposition of any Collateral.

         SECTION 4.10. Notices. Such Pledgor will advise the Collateral Agent promptly and in reasonable detail, (a) of any security interest, encumbrance or claim made or other Lien asserted against any of the Collateral of such Pledgor,
(b) of any material change in the composition of the Collateral of such Pledgor, and (c) of the occurrence of any other event which would have a material effect on the aggregate value of the Collateral of such Pledgor, or on the security interests granted to the Collateral Agent in this Agreement.

         SECTION 4.11. Change of Law. Such Pledgor shall:

                  (a) promptly notify the Collateral Agent in writing of any change in law known to it which (i) adversely affects or will adversely affect the validity, perfection or priority of the security interests granted hereby, (ii) requires or will require a change in the procedures to be followed in order to maintain and protect such validity, perfection and priority or (iii) could result in the Collateral Agent not having a perfected security interest in any of the Collateral of such Pledgor;

                  (b) furnish the Collateral Agent with an opinion of outside legal counsel reasonably satisfactory to the Collateral Agent setting forth the procedures to be followed in order (i) to avoid (or to minimize if avoidance is impossible) such adverse effect, (ii) to maintain and protect such validity, perfection and priority or (iii) to assure that the Collateral Agent has perfected security interests in all of the Collateral of such Pledgor; and

                  (c) follow the procedures set forth in such opinion of counsel.

         SECTION 4.12. Additional Interests. No later than 30 days prior to acquiring any Capital Stock of any Subsidiary, such Pledgor shall provide notice to the Collateral Agent of such acquisition and complete any filings required under Section 4.02 with respect to such acquisition.

         SECTION 4.13. Certain Liabilities. By taking a security interest in the Collateral pursuant to this Agreement, the Collateral Agent and the other Secured Parties do not assume, accept or become liable with respect to any debts, liabilities or obligations of any issuer of any Collateral.

         SECTION 4.14. Reimbursement Obligation. Should any Pledgor fail to comply with the provisions of this Agreement or any other agreement relating to the Collateral of such Pledgor such that the value of any Collateral or the validity, perfection, rank or value of any security interest granted to the Collateral Agent hereunder or thereunder is thereby diminished or potentially diminished in any material respect or put at risk in any material respect (as reasonably determined by the Collateral Agent), the Collateral Agent on behalf of such Pledgor may, but shall not be required to, effect such compliance on behalf of such Pledgor, and such Pledgor shall reimburse the Collateral Agent for the costs thereof on demand, and interest shall accrue on any such unpaid reimbursement obligation from the date the relevant costs are incurred until reimbursement thereof in full at the higher of the default rate provided in
Section 2.07 of the Credit Agreement or the Default Rate (as defined in the Note Agreements).

         SECTION 4.15. Further Approvals. In connection with the exercise by the Collateral Agent on behalf of the Secured Parties of its rights hereunder, it may be necessary to obtain the prior consent or approval of Governmental Authorities and other persons to a transfer or assignment of Collateral. Each Pledgor hereby agrees, during the continuance of an Event of Default, to execute, deliver and file, and hereby appoints (to the extent permitted under applicable law) the Collateral Agent on behalf of the Secured Parties as its attorney, during the continuance of an Event of Default, to execute, deliver and file on each Pledgor's behalf and in each Pledgor's name, all applications, certificates, filings, instruments and other documents (including any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in the Collateral Agent's opinion, to obtain such consents, waivers or approvals. Each Pledgor further agrees to use its best efforts to obtain the foregoing consents, waivers and approvals, including receipt of consents, waivers and approvals under applicable agreements, prior to a Default or Event of Default under the Credit Agreement or the Note Agreements. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this
Section 4.15 and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 4.15 may be specifically enforced.

                                    ARTICLE V

                          REMEDIES; RIGHTS UPON DEFAULT

         SECTION 5.01. UCC Rights. If any Event of Default shall have occurred, the Collateral Agent may, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, exercise all rights and remedies of a secured party under the UCC and all other rights available to the Collateral Agent at law or in equity.

         SECTION 5.02. Sale of Collateral. (a) Each Pledgor expressly agrees that if an Event of Default shall occur and be continuing, the Collateral Agent, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to such Pledgor or any other person (all of which demands and/or notices are hereby waived by such Pledgor), may forthwith collect, receive, appropriate and realize upon the Collateral and/or forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more lots at public or private sale, at any exchange, broker's board or at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. Each Pledgor further agrees, at the Collateral Agent's request, to assemble the Collateral, and to make it available to the Collateral Agent at places which the Collateral Agent may reasonably select. To the extent permitted by applicable law, each purchaser or purchasers at any such sale shall hold any Collateral purchased absolutely free from any claim or right of any Pledgor and, to the extent permitted by applicable law, each such Pledgor waives all claims, damages and demands against the Collateral Agent arising out of the foreclosure, repossession, retention or sale of the Collateral except to the extent that a court of competent jurisdiction shall have determined by final nonappealable judgment that any action taken by the Collateral Agent or any Secured Party with respect to such foreclosure, repossession, retention or sale constitutes gross negligence or willful misconduct.

         (b) Unless the Collateral threatens to decline speedily in value or is of a type customarily sold in a recognized market, the Collateral Agent shall give such Pledgor ten (10) days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or any portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Collateral Agent shall not be required or obligated to make any such sale pursuant to any such notice., The Collateral Agent may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of failure of such purchaser to pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice. At any public sale made pursuant to this Section any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right oftedemption, stay, valuation or appraisal on the part of any Pledgor (all rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from any Pledgor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor to the fullest extent permitted under applicable law. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and, to the fullest extent permitted under applicable law, no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

         (c) The Collateral Agent shall apply the proceeds of any collection, sale or other disposition of the Collateral as provided in Section 4 of the Collateral Agency Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Collateral Agency Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 5.03. Additional Rights of the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default:

                  (a) The Collateral Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Collateral or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction.

                  (b) The Collateral Agent shall, to the extent permitted by law and without regard to the solvency or insolvency at the time of any person then liable for the payment of any of the Secured Obligations or the then value of the Collateral, and without requiring any bond from any party to such proceedings, be entitled to the appointment of a special receiver or receivers (who may be the Collateral Agent or any other Secured Party) for the Collateral or roy ties, revenues and other income any part thereof and for the rents, issues, tolls, profi s al therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the other Secured Parties, and each Pledgor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

         SECTION 5.04. Securities Act, Etc. (a) In view of the position of the Pledgors in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any such Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent and the other Secured Parties in any attempt to dispose of all or part of the Pledged Securities under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof.

         Accordingly, each Pledgor expressly agrees that the Collateral Agent is authorized, in connection with any sale of the Pledged Securities, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Federal Securities Laws and may not be disposed of in violation of the provision of the Federal Securities Laws and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with the Federal Securities Laws or any other law. Each Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order to comply with the Federal Securities Laws or any other law. Each Pledgor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of each Pledgor, the Collateral Agent and the other Secured Parties that the provisions of this
Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Pledged Securities. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Securities for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.

         (b) If the Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Securities and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the, Collateral Agent it is advisable, to have the securities included in the Pledged Securities or the portion thereof to be sold registered under the provisions of the Federal Securities Laws, each Pledgor agrees, at its own expense, (i) to execute and deliver, and to use its best efforts to cause the directors and officers of the issuer of such Pledged Securities to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such securities under the provisions of the Federal Securities Laws and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Federal Securities Laws and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to prepare, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering the period of at least 12 months beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Federal Securities Laws, (iii) to use its best efforts to qualify such securities under state blue sky or securities laws and to obtain the approval of any governmental authorities for the sale of such securities as requested by the Collateral Agent and (iv) at the request of the Collateral Agent, to indemnify and hold harmless the Collateral Agent, any other Secured Party and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Federal Securities Laws or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Collateral Agent, any other Secured Party or any underwriters (or any person controlling any of the foregoing); provided, that, such Pledgor shall not be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such person by the Collateral Agent or any underwriter expressly for use in such registration statement or prospectus.

         SECTION 5.05. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Agent in this Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

         (b) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, each Pledgor and the Collateral Agent shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceedings had been taken.

         (c) All rights of action under this Agreement may be enforced by the Collateral Agent without the possession of any instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be brought in its name and any-judgment shall be held as part of the Collateral.

         SECTION 5.06. Waiver and Estoppel. (a) Each Pledgor, to the extent it may lawfully do so, agrees that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law now or hereafter in force permitting it to direct the order in which the Collateral shall be sold which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and each Pledgor hereby waives the benefits or advantage of all such laws, and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement but will permit the execution of every such power as though no such law were in force; provided, that, nothing contained in this Section 5.06 shall be construed as a waiver of any rights of any Pledgor under any applicable Federal bankruptcy law.

         (b) Each Pledgor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

         (c) Each Pledgor, to the extent it may lawfully do so, waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder, under the Credit Agreement or under the Note Agreements) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.

         SECTION 5.07. Power of Attorney. Each Pledgor hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Collateral Agent's discretion for the purpose of carrying out the terms of this Agreement, to take any and all

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

appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor to do the following:

                  (a) upon the occurrence and during the continuance of any Event of Default, to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

                  (b) upon the occurrence and during the continuance of any Event of Default and otherwise to the extent provided in this Agreement, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any-Collateral; (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
         (iv) to defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (v) to settle, compromise and adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (vi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the option of the Collateral Agent and such Pledgor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

         Each Pledgor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         Except as provided by law or the UCC or its equivalent, nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and the Collateral Agent shall not be liable hereunder for any action taken by the Collateral Agent or omitted to be taken with respect to the Collateral or any part thereof (other than any action or inaction that a court of competent jurisdiction shall have determined by final and nonappealable judgment to constitute gross negligence or willful misconduct). It is understood and agreed that the appointment of the Collateral Agent as the agent of each Pledgor for the purposes set forth above in this Section 5.07 is coupled with an interest and is irrevocable. The provisions of this Section 5.07 shall in no event relieve such Pledgor of any of its obligations hereunder with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01. Notices. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be made pursuant to Section 18 of the Collateral Agency Agreement.

         SECTION 6.02. Survival of Agreement. All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans, the issuance by the Issuing Bank of Letters of Credit, the purchase by the Noteholders of the Senior Notes and the execution and delivery to the Lenders of the Notes evidencing such Loans and the issuance of the Senior Notes, regardless of any investigation made by the Lenders or the Noteholders or on their behalf, and shall continue in full force and effect until the Secured Obligations have been indefeasibly paid in full in cash, the Commitments have been terminated, all Letters of Credit have been cancelled or have expired, all Letter of Credit Disbursements have been reimbursed in full and all terms and conditions hereof, the Credit Agreement, the Loan Documents, the Senior Notes, the Note Agreements and all other documents or agreements governing the Secured Obligations have been satisfied.

         SECTION 6.03. Counterparts, Effectiveness. (a) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         (b) This Agreement shall become effective as to each Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, subject to the terms of Section 6.06 hereof, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, subject to the terms of Section 6.06 hereof.

         SECTION 6.04. Waivers; Amendment. (a) To the fullest extent permitted under applicable law, no failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent and the Lenders under the other Loan Documents and the Noteholders under the Note Agreements are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provisions of this Agreement, any other Loan Document or any Note

Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing and executed and delivered in accordance with Section 8 of the Collateral Agency Agreement.

         SECTION 6.05. Supplemental Agreement. Upon execution and delivery by the Collateral Agent and a Subsidiary of a Supplemental Agreement substantially in the form of Exhibit A to the Collateral Agency Agreement, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in fall force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

         SECTION 6.06. Assignments. This Agreement and the terms, covenants and conditions hereof shall be binding upon each Pledgor and its successors and shall inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns. Upon (i) the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment and the Loans owing to it) to any other person or (ii) the sale, transfer, exchange or other disposition of a Senior Note by the corresponding Noteholder thereof to any other person, such other person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise. No Pledgor shall be permitted to assign, transfer or delegate any of its rights or obligations under this Agreement (and any such purported assignment, transfer or delegation shall be void).

         SECTION 6.07. Savings Clause. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein, and of such invalid, illegal or unenforceable provision with respect to any other party, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 6.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO.

         SECTION 6.09. Entire Agreement. This Agreement, the other Loan Documents, the Fee Letter, the Note Agreements and the Senior Notes constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the other Loan Documents, the Fee Letter, the Note Agreements and the Senior Notes. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and the Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 6.10. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 6.11. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral of such Pledgor, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of such Pledgor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Loan Documents or the Note Agreements, each Pledgor agrees, to the fullest extent permitted under applicable law, to indemnify the Collateral Agent, the Secured Parties and the other Indemnified Parties against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether ,or not the Collateral Agent, any Secured Party or any other Indemnified Party is a party thereto; provided, that, such indemnity shall not, as to the Collateral Agent, any Secured Party or any other Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Collateral Agent, any such Secured Party or any such other Indemnified Party.

         (c) Any such amounts payable as provided hereunder shall be additional obligations secured hereby. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the Senior Notes, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any Note Agreement, or any investigation made by or on behalf of the Collateral Agent or any Lender or any Noteholder. All amounts due under this Section shall be payable on written demand therefor.

         SECTION 6.12. Submission to Jurisdiction. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Ohio State court or Federal court of the United States of America sitting in Dayton, Ohio and any appellate court from any thereof, in any action or proceeding arising out of or relating to this

Agreement, the other Loan Documents or the Note Agreements, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ohio State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, the other Loan Documents or the Note Agreements against such Pledgor or its properties in the courts of any jurisdiction.

         (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Ohio State court or Federal court of the United States of America sitting in Dayton, Ohio. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                          ROBBINS & MYERS, INC.

                                          By ________________________________
                                          Name:     Stephen R. Ley
                                          Title:    Vice President, Finance and
                                                    Chief Financial Officer
                                          Address:  1400 Kettering Tower
                                                    Dayton, Ohio  45423
                                          Telecopy: (937) 225-3314

                                          PFAUDLER, INC.

                                          By ________________________________
                                          Name:     Stephen R. Ley
                                          Title:    Vice President, Finance and
                                                    Treasurer
                                          Address:  1400 Kettering Tower
                                                    Dayton, Ohio  45423
                                          Telecopy: (937) 225-3314

                                          CHEMINEER, INC.

                                          By ________________________________
                                          Name:     Stephen R. Ley
                                          Title:    Vice President, Finance and
                                                    Treasurer
                                          Address:  1400 Kettering Tower
                                                    Dayton, Ohio  45423
                                          Telecopy: (937) 225-3314

                                          EDLON, INC.

                                          By ________________________________
                                          Name:     Stephen R. Ley
                                          Title:    Vice President, Finance and
                                                    Treasurer
                                          Address:  1400 Kettering Tower
                                                    Dayton, Ohio  45423
                                          Telecopy: (937) 225-3314

                                          GLASTEEL PARTS AND SERVICES, INC.

                                          By __________________________________
                                          Name:     Stephen R. Ley
                                          Title:    Vice President, Finance and
                                                    Treasurer
                                          Address:  1400 Kettering Tower
                                                    Dayton, Ohio  45423
                                          Telecopy: (937) 225-3314

                                          E.C. MOTORS, INC.

                                          By __________________________________
                                          Name:     Stephen R. Ley
                                          Title:    Vice President, Finance and
                                                    Treasurer
                                          Address:  1400 Kettering Tower
                                                    Dayton, Ohio  45423
                                          Telecopy: (937) 225-3314

                                          R&M ENVIRONMENTAL STRATEGIES, INC.

                                          By __________________________________
                                          Name:     Stephen R. Ley
                                          Title:    Vice President, Finance and
                                                    Treasurer
                                          Address:  1400 Kettering Tower
                                                    Dayton, Ohio  45423
                                          Telecopy: (937) 225-3314

                                          ROBBINS & MYERS INTERNATIONAL
                                          HOLDINGS, INC.

                                          By __________________________________
                                          Name:     Stephen R. Ley
                                          Title:    Vice President, Finance and
                                                    Treasurer
                                          Address:  1400 Kettering Tower
                                                    Dayton, Ohio  45423
                                          Telecopy: (937) 225-3314

                                          FLOW CONTROL EQUIPMENT, INC.

                                          By __________________________________
                                          Name:     Stephen R. Ley
                                          Title:    Vice President, Finance and
                                                    Treasurer
                                          Address:  1400 Kettering Tower
                                                    Dayton, Ohio  45423
                                          Telecopy: (937) 225-3314

                                          BANK ONE TRUST COMPANY, N.A., as
                                          Collateral Agent

                                          By __________________________________
                                             Name:
                                             Title:
                                             Telecopy: